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                                                                     EXHIBIT 5.1

                                December 23, 1997



Cutter & Buck Inc.
2701 First Avenue, Suite 500
Seattle, Washington 98121

Re: 350,000 SHARES OF COMMON STOCK (NO PAR VALUE PER SHARE) OF CUTTER & BUCK
    INC. (THE "COMPANY")

Dear Sir or Madam:

We have acted as counsel for Cutter & Buck Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 (the "Registration Statement") relating to 350,000 shares of common stock, no par value per share, of the Company (the "Common Stock") being offered pursuant to the Company's 1997 Stock Incentive Plan (the "Plan").

In rendering this opinion letter, we have relied as to matters of material fact upon the representations of members of the Company's management; however, we have no reason to believe that any such representations are incorrect or incomplete. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In connection with this letter, we have concerned ourselves solely with the application of the laws of the State of Washington and the laws of the United States, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

Subject to the foregoing, we are of the opinion that upon payment to the Company of the option exercise price for the shares of Common Stock, and upon issuance and delivery of the shares of Common Stock pursuant to the Plan, the Common Stock will be validly issued, fully paid and nonassessable.

The opinions contained in this letter are given as of the date hereof, and we render no opinion as to any matter brought to our attention subsequent to the date hereof. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments or supplements thereto.

                                       Very truly yours,

                                       /s/  Lane Powell Spears Lubersky LLP

                                       LANE POWELL SPEARS LUBERSKY LLP


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